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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 27, 1999 (except with respect to the matter discussed in Note A, for which the date is August 7, 2000) included in SatCon Technology Corporation's Form 10-K, as amended, for the year ended September 30, 1999.

                                        /s/ Arthur Andersen LLP

Boston, Massachusetts
August 14, 2000